UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

Endurance International Group Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 10, 2021, Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated as of November 1, 2020 (the “Merger Agreement”), by and among the Company, Endure Digital Intermediate Holdings, Inc. (formerly known as Razorback Technology Intermediate Holdings, Inc.) (the “Parent”) and Endure Digital, Inc. (formerly known as Razorback Technology, Inc.), a wholly owned subsidiary of the Parent (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). The Parent and the Merger Sub are owned by funds managed by affiliates of Clearlake Capital Group, L.P. (“Clearlake”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2021, the Merger was consummated and, in accordance with the Merger Agreement, each share of Company common stock (the “Common Stock” and each a “Share”) issued and outstanding as of February 10, 2021 other than Shares held in the treasury of the Company, owned by any subsidiary of the Company, the Merger Sub, the Parent or any other subsidiary of the Parent immediately prior to the effective time of the Merger (the “Effective Time”) (all of which were canceled) and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $9.50 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”). Each unexercised Company stock option that was outstanding immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration was vested in full, canceled and converted into the right to receive the excess of the Merger Consideration over the exercise price per share of such stock option. Each outstanding and unexercised stock option with an exercise price per share equal to or greater than the Merger Consideration was canceled, without any consideration being payable in respect thereof, and has no further force or effect. Each Company restricted stock unit that was outstanding immediately prior to the Effective Time was vested in full, automatically canceled and converted into the right to receive the Merger Consideration (with exceptions for certain of such units granted in 2020 that were converted into the right to receive cash equal to the Merger Consideration subject to the service and vesting terms underlying such units). Each restricted stock award that was outstanding immediately prior to the Effective Time was vested in full, automatically canceled and converted into the right to receive the Merger Consideration.

The aggregate consideration paid by the Parent in the Merger was approximately $3 billion, excluding related transaction fees and expenses. The Parent funded the payment of the aggregate consideration through a combination of cash made available to the Parent by cash equity contributions from funds managed by Clearlake and debt financing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2020 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on February 10, 2021 of the consummation of the Merger. Trading in the Common Stock will be suspended prior to the open of trading on February 11, 2021. The Company also requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Jeffrey H. Fox, James C. Neary, Andrea J. Ayers, Dale Crandall, Joseph P. DiSabato, Tomas Gorny, Peter J. Perrone, Chandler J. Reedy, Justin L. Sadrian and Alexi A. Wellman resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. At the Effective Time and by operation of the Merger Agreement, the sole director of the Merger Sub immediately prior to the Effective Time, Behdad Eghbali, became the sole director of the Company (as the surviving corporation). Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. In addition, the following persons were appointed as officers of the Company: Behdad Eghbali (President), Pedro Urrutia (Vice President of Finance) and Mehdi Khodadad (Secretary).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, and such amended and restated certificate of incorporation and amended and restated by-laws became the certificate of incorporation and bylaws, respectively, of the Company (as the surviving corporation). The amended and restated bylaws of the Company are identical to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of the Merger Sub therein were changed to refer to the name of the Company. A copy of the amended and restated certificate of incorporation and a copy of the amended and restated bylaws of the Company (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2020, by and among Razorback Technology Intermediate Holdings, Inc., Razorback Technology, Inc. and the Company (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2020).

3.1	Amended and Restated Certificate of Incorporation of Endurance International Group Holdings, Inc.

3.2	Amended and Restated Bylaws of Endurance International Group Holdings, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10th, 2021	ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

	By:	/s/ Behdad Eghbali
Behdad Eghbali
President